EX-99.906CERT

SECTION 906 CERTIFICATION

Zachary P. Richmond, President and Principal Executive Officer, and Kevin M. Traegner, Treasurer and Principal Financial Officer of Unified Series Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2026 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer		Principal Financial Officer
Unified Series Trust		Unified Series Trust
/s/ Zachary P. Richmond		/s/ Kevin M. Traegner
Zachary P. Richmond		Kevin M. Traegner
Date:	9/1/2026	Date:	9/1/2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unified Series Trust and will be retained by Unified Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.